EXHIBIT 3.1


                          CERTIFICATE OF AMENDMENT
                        OF ARTICLES OF INCORPORATION
                                      OF
                            MICREL, INCORPORATED,
                          a California Corporation
                      ________________________________


      The undersigned Raymond D. Zinn and Warren H. Muller hereby certify that:

      ONE: They are the duly elected and acting President, Chief Executive Officer and Director, and Vice President, Secretary and Director, respectively, of Micrel, Incorporated, a California corporation (the "Corporation").

      TWO: The Articles of Incorporation of the Corporation shall be amended as follows:

      Section 3.1 of Article III shall be amended to read in its entirety as follows:

3.1. Authorized Capital Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One hundred five million (105,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, no par value and five million (5,000,000) shares shall be Preferred Stock, no par value.

      FOUR: The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

      FIVE: The foregoing amendment of Articles of Incorporation was duly approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 902 and 903 of the California General Corporation Law; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 20,470,882 shares of Common Stock. The number of shares voting in favor of the foregoing amendment and restatement equaled or exceeded the vote required, such required voting being a majority of the outstanding shares of Common Stock.


      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Articles of Incorporation this 7th day of September, 1999.



                                           /s/ RAYMOND D. ZINN
                                          ----------------------------------
                                          Raymond D. Zinn,
                                          President, Chief Executive Officer
                                          and Director



                                           /s/ WARREN H. MULLER
                                          ----------------------------------
                                          Warren H. Muller,
                                          Vice President, Secretary
                                          and Director



       The undersigned certifies under penalty of perjury that he has read the foregoing Certificate of Amendment of Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

       Executed at San Jose, California, on September 7th, 1999.



                                           /s/ WARREN H. MULLER
                                          ----------------------------------
                                          Warren H. Muller,
                                          Vice President, Secretary
                                          and Director